Exhibit 10.1

Execution Copy

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of August 13, 2008, is made by and among OccuLogix, Inc. (the “Lender”), a Delaware corporation with its principal office located at 2600 Skymark Avenue, Building 9, Suite 201, Mississauga, Ontario, L4W 5B2, Canada, and OcuSense, Inc. (the “Borrower”), a Delaware corporation with its principal office located at 12707 High Bluff Drive, Suite 200, San Diego, CA  92130, United States of America.

BACKGROUND

A.            Pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of April 22, 2008, by and among the Lender, OcuSense Acquireco, Inc. and the Borrower, as amended by that certain Amending Agreement, dated as of July 28, 2008, by and among the Lender, OcuSense Acquireco, Inc. and the Borrower (as so amended, the “Merger Agreement”), the Lender proposes to acquire the minority ownership interest in the Borrower that the Lender does not already own.

B.            Until the completion of the merger and the other transactions contemplated by the Merger Agreement, it is in the best interests of both the Lender and the Borrower for the Lender to advance a loan to the Borrower for its general corporate purposes.

C.            The Lender has agreed to provide such a loan to the Borrower on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

ARTICLE I
LOAN

1.1           Loan.  The Lender hereby agrees that, concurrently with the execution and delivery of this Agreement, and subject to the satisfaction or waiver of the closing conditions set forth in Article V, the Lender shall advance to the Borrower a U.S. dollar loan in the aggregate principal amount of $2,000,000 (the “Loan”).

1.2           Maturity Date.  The maturity date of the Loan (the “Maturity Date”) shall be the 270th day following the date hereof.

1.3           Interest.  From the date hereof until repaid in full, interest shall accrue on the unpaid principal amount outstanding hereunder on a quarterly basis, without allowance or deduction, at a rate of 12% per annum, and shall be payable on the earliest to occur of (i) the Maturity Date and (ii) an Event of Default (defined below).

1.4           Repayment.  In the absence of any Event of Default (defined below), on the Maturity Date, the Borrower shall pay the Lender, in cash, the aggregate principal amount of the Loan plus accrued and unpaid interest thereon, calculated in accordance with Section 1.3.

1.5           Use of Proceeds.  The Borrower shall not use any proceeds of the Loan, other than for working capital purposes, capital expenditures and other general corporate purposes that are not otherwise prohibited or restricted by the Merger Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants to the Lender as follows:

(a)           Organization and Qualification.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted.  The Borrower is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.  The Borrower is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by the Borrower makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have, or reasonably be expected to result in, a Material Adverse Effect (defined below).  In this Agreement, “Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Borrower or (ii) material and adverse impairment of the Borrower’s ability to perform its obligations under this Agreement, provided that the following alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect:  changes in general economic conditions or changes affecting the industry in which the Borrower operates generally (as opposed to Borrower-specific changes) so long as such changes do not have a disproportionate effect on the Borrower.

(b)           Authorization; Enforcement.  The Borrower has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.  This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(c)           No Conflicts.  The execution and delivery by the Borrower of this Agreement, and the performance by the Borrower of its obligations hereunder, do not and will not (i) conflict with or violate any provision of the Borrower’s certificate of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default under (or an event that, with notice or lapse of time or both, would become a default under), or give to others any rights of termination, amendment, acceleration or cancellation under (with or without notice, lapse of time or both), any agreement, credit facility, debt or other instrument evidencing a debt of the Borrower or other understanding to which the Borrower is a party, or by which any of its properties or assets is bound, except to the extent that such conflict or default or termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject, or by which any of its properties or assets is bound, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

(d)           Litigation.  There is no action, suit, claim or proceeding or, to the knowledge of the Borrower, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower that would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

ARTICLE III
NEGATIVE PLEDGE

3.1           Liens.  So long as there shall be any indebtedness, obligations or liabilities, present or future, absolute or contingent, matured or not, at any time owing by the Borrower to the Lender, or remaining unpaid to the Lender, under or in connection with this Agreement (“Outstanding Obligations”), the Borrower will not, without the prior written consent of the Lender, create, incur, assume or suffer to exist, or permit to be created, incurred, assumed or suffered to exist, any Lien (defined below) upon any of its properties, assets or revenues, whether now owned or hereafter acquired, including any of its intellectual property or proprietary rights of any description, whether existing on the date hereof or afterward conceived or developed.  In addition and without limiting the generality of the foregoing, so long as there shall exist any Outstanding Obligations, the Borrower will not, without the prior written consent of the Lender, sign or file, or permit to be filed, under the Uniform Commercial Code or any equivalent statute in any jurisdiction, any financing statement that names the Borrower as debtor.  In this Agreement, “Lien” means any mortgage, lien, pledge, charge, hypothecation, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law and includes any conditional sale or other title retention agreement, any lease in the nature thereof and any option or other agreement to sell or give a security interest, provided that, in no event, shall an operating lease be deemed to constitute a Lien.

ARTICLE IV
COVENANTS

4.1           Covenants of the Borrower.  The Borrower hereby agrees:

(a)           to pay, whenever due, all principal, interest and other amounts outstanding under this Agreement;

(b)           to comply with all of its obligations under this Agreement and the Merger Agreement;

(c)           to notify the Lender promptly of (i) any breach by the Borrower of its representations and warranties or covenants herein or in the Merger Agreement and (ii) any Event of Default (defined below);

(d)           not to sell, lease, license or otherwise dispose of any of its properties or assets (whether tangible or intangible), without the prior written consent of the Lender; and

(e)           to do, or cause to be done, all things necessary or desirable to maintain the Borrower’s existence and good standing under the laws of the State of Delaware and the Borrower’s legal authority to own and use its properties and assets and to carry on its business as currently conducted.

ARTICLE V
CONDITIONS

5.1           Closing Conditions in Favor of the Lender.  The obligation of the Lender to advance the Loan to the Borrower pursuant to Section 1.1 is subject to the satisfaction, or the waiver by the Lender, on or prior to such advance (the “Closing”), of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Borrower contained herein shall be true and correct as of the Closing; and

(b)           Performance.  The Borrower shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement or the Merger Agreement to be performed, satisfied or complied with by it.

ARTICLE VI
EVENTS OF DEFAULT

6.1           Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default”:

(a)           Failure to Pay.  The Borrower defaults in the payment, when due and payable, of the aggregate principal amount of the Loan plus accrued and unpaid interest thereon, calculated in accordance with Section 1.3, and such default continues for five days or longer;

(b)           Breach of Representation and Warranty or Covenant.  Without duplication of Section 6.1(a), the Borrower breaches, in a material respect, any representation and warranty or covenant contained herein or in the Merger Agreement and fails to remedy such material breach, to the satisfaction of the Lender, on or prior to the seventh day following the earlier to occur of (i) the date on which the Lender notifies the Borrower, in writing, of such material breach and (ii) the date on which the Borrower becomes aware of such material breach; or

(c)           Bankruptcy.  The Borrower (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a trustee, receiver, receiver and manager, liquidator, administrator or other similar official of it or for all or substantially all of its properties and assets, (iv) makes a general assignment for the benefit of its creditors, (v) consents to the filing of a petition in bankruptcy against it or (vi) takes any comparable action, under Title 11 of the United States Code, as such law may be supplemented or amended from time to time, together with all rules, regulations and instruments made thereunder, or any other similar U.S. federal or state law or foreign law (including Canadian law) relating to bankruptcy, insolvency, winding up, administration, receivership or other similar matters.

Upon an Event of Default, the Lender may declare the aggregate principal amount of the Loan plus accrued and unpaid interest thereon, calculated in accordance with Section 1.3, to be due and payable immediately.  Without derogating from the generality of Section 6.1(b), the Lender and the Borrower hereby acknowledge and agree that a breach by the Borrower of any of the provisions of Section 3.1 or Section 4.1(d) shall constitute a material breach for purposes of Section 6.1(b) and, therefore, an Event of Default.

ARTICLE VII
GENERAL

7.1           Amendments; Waivers.  No provision of this Agreement may be amended or waived except in a written instrument signed by the parties hereto.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party hereto to exercise any right hereunder in any manner impair the exercise of any such right.

7.2           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address referred to in this Section 7.2 prior to 6:30 p.m. (Eastern time) on a day that is not a Saturday, a Sunday or a statutory holiday on which banks in New York City are not open for business (a “Business Day”), (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address referred to in this Section 7.2 on a day that is not a Business Day or later than 6:30 p.m. (Eastern time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses, facsimile numbers and e-mail addresses for such notices and communications are those set forth on the signature pages hereof, or such other address, facsimile number or e-mail address as may be designated in writing hereafter, in the same manner, by the relevant party hereto.

7.3           Survival.  All representations and warranties and covenants herein shall survive the execution and delivery of this Agreement and the advance of the Loan.

7.4           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.5           Meaning of “Including”.  The word “including”, whenever used in this Agreement, shall be deemed to be followed by the phrase “without limitation”.

7.6           Entire Agreement.  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties hereto acknowledge have been merged into such agreements and exhibits.  At and after the Closing, and without further consideration, the parties hereto will make, do and execute and deliver, or cause to be made, done and executed and delivered, such further acts, deeds, assurances, documents and things as may be reasonably requested by any of the other parties hereto in order to give practical effect to the intention of the parties hereunder.

7.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender.

7.8           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

7.9           Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon such party in any manner authorized by the laws of the State of Delaware for such person and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, venue and such process.

7.10           Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives all right to trial by jury and any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of, or relating to, this Agreement or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

7.11           Execution.  This Agreement may be executed by the parties hereto on separate counterparts (including by facsimile or e-mail transmission), all of which when taken together shall be considered one and the same agreement.  In the event that any signature is delivered by facsimile transmission or e-mail attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail-attached signature page were an original thereof.

7.12           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties hereto will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OCCULOGIX, INC.

By:	/s/ William G. Dumencu
Name: William G. Dumencu
Title: Chief Financial Officer and Treasurer

Address for Notices:
2600 Skymark Avenue
Building 9, Suite 201
Mississauga, Ontario
L4W 5B2

Fax No.: 905-602-7623
Telephone No.: 905-602-0887
E-mail: bill.dumencu@occulogix.com

Attention: William G. Dumencu

OCUSENSE, INC.

By:	/s/ Eric Donsky
Name: Eric Donsky
Title: CEO

Address for Notices:
12707 High Bluff Drive, Suite 200
San Diego, CA 92130

Fax No.: 858-794-1493
Telephone No.: 858-794-1422
E-mail: edonsky@tearlab.com

Attention: Eric Donsky